UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2010

Wells-Gardner Electronics Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Illinois	1-8250	36-1944630
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9500 West 55th Street, Suite A, McCook, Illinois		60525-3605
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(708) 290-2100

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Wells-Gardner Electronics Corporation (the "Company") held its Annual Meeting of Shareholders on May 11, 2010.  The following is a summary of the matters voted on at that meeting.

(a)
The shareholders elected the Company's entire Board of Directors.  The persons elected to the Company's Board of Directors and the number of shares cast for, the number of shares withheld, and broker non-votes, with respect to each of these persons, were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Merle H. Banta	3,669,023	305,703	4,554,231
Marshall L. Burman	3,657,335	317,391	4,554,231
Frank R. Martin	3,709,351	265,375	4,554,231
Anthony Spier	3,692,539	282,187	4,554,231

(b)
The shareholders ratified the appointment of Blackman Kallick, LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 2010.  The number of shares cast in favor of the ratification of Blackman Kallick, LLP, the number against, the number abstaining, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

8,417,851	42,010	69,096	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS-GARDNER ELECTRONICS CORPORATION

Date: May 12, 2010	By:
Name: James F. Brace
Title: Executive Vice President, Chief Financial Officer, Treasurer & Secretary